As filed with the Securities and Exchange Commission on February 10, 2009

Registration No. 333-156500

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SPREADTRUM COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Spreadtrum Center, Building No. 1

Lane 2288, Zuchongzhi Road

Zhangjiang, Shanghai 201203

People’s Republic of China

Attn: Dr. Ping Wu, Chief Executive Officer

(8621) 5080-2727

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Spreadtrum Communications, Inc. 2007 Equity Incentive Plan

(Full title of the plans)

National Corporate Research, Ltd.

225 W. 34th Street, Suite 910

New York, New York 10122

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carmen Chang, Esq.

John A. Fore, Esq.

Michelle W. Edwards, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum Aggregate offering price	Amount of registration fee
See (1) below	N/A	N/A	N/A	N/A

(1)	Not applicable. No additional securities are to be registered, and the registration fees for the securities originally registered were paid upon filing of the original Registration Statement on Form S-8 on December 30, 2008 (File No. 333-156500). Therefore, no further registration fee is required.

EXPLANATORY NOTE

On December 30, 2008, Spreadtrum Communications Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-156500) (the “Prior Registration Statement”). The Registrant hereby files this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement to correct an administrative error set forth on Exhibit 5.1 to the Prior Registration Statement. The number of Ordinary Shares in issue and outstanding as of December 30, 2008 set forth in paragraph 6 of the director’s certificate included in Exhibit 5.1, Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, was incorrectly calculated as “5,577,597” and, instead, should have been “131,979,214.” Exhibit 5.1, attached hereto, has been revised to show the correct number of Ordinary Shares in issue and outstanding as of December 30, 2008. This Post-Effective Amendment does not update, amend, or modify any other information, statement, or disclosure contained in the Prior Registration Statement.

Item 8.	Exhibits

Exhibit Number
5.1	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the validity of the Ordinary Shares being registered

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, People’s Republic of China on February 10, 2009.

Spreadtrum Communications, Inc.

By:	/s/ Ping Wu
Name:	Ping Wu
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ping Wu	Chief Executive Officer and Chairman of the Board of Directors	February 10, 2009
Ping Wu	(Principal Executive Officer)

/s/ Richard Wei	Chief Financial Officer	February 10, 2009
Richard Wei	(Principal Financial and Accounting Officer)

*	Director	February 10, 2009
Datong Chen

*	Director	February 10, 2009
Hao Chen

*	Director	February 10, 2009
Yungang (Ken) Lu

*	Director	February 10, 2009
Scott Sandell

*	Director	February 10, 2009
Carol Yu

* By:	/s/ Ping Wu
Ping Wu, as attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this registration statement on February 10, 2009.

By:	/s/ Ping Wu
Name:	Ping Wu
Title:	Chief Executive Officer